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EXHIBIT 23.4

                      CONSENT OF MAYER HOFFMAN McCANN P.C.,
                              INDEPENDENT AUDITORS


We have issued our report dated August 9, 2005, except for Note 12, as to which the date is August 26, 2005, accompanying the financial statements of RO Associates Incorporated. We hereby consent to the incorporation of said report in this Registration Statement on Post-Effective Amendment No. 2 to
Form S-1 on Form S-3 (Registration No. 333-122394) appearing in the Prospectus, and to the use of our name as it appears under the caption "Experts" in such Prospectus.

/S/ MAYER HOFFMAN McCANN P.C.

San Jose, California
October 26, 2005